Exhibit 10.1

PROMISSORY NOTE

$500,000	Los Angeles, California July 2, 2025

FOR VALUE RECEIVED, each of Crown EK Acquisition LLC, a Delaware limited liability company (“Parent”), Crown EK Merger Sub Corp., a Delaware Corporation and wholly owned subsidiary of Parent (“Merger Sub”), and Douglas Croxall, an individual and the ultimate beneficial owner of Parent and Merger Sub (“Croxall”, and collectively with Parent and Merger Sub, the “Makers” and each a “Maker”), jointly and severally, hereby unconditionally promise to pay to the order of Crown Electrokinetics Corp., a Delaware corporation (the “Noteholder”), the principal amount of $500,000 (five hundred thousand dollars) (the “Debt”), together with all accrued interest thereon, as provided in this Promissory Note (this “Note”). Capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Agreement and Plan of Merger, dated as of June 6, 2025, by and among Parent, Merger Sub and the Noteholder, as amended from time to time.

1. Payment Dates.

(a) Payment Date. The aggregate unpaid principal amount of the Debt, all accrued and unpaid interest, and all other amounts payable under this Note shall be due and payable on or before the earlier of (i) September 30, 2025 and (ii) if Parent shall have failed to cause the sum of $500,000 to be deposited with the Default Escrow Agent no later than July 15, 2025, or Parent or Purchaser shall have failed to cause at least $5,474,556 with the Depositary no later than July 15, 2025 (the earlier of such dates being the “Payment Date”).

(b) Prepayment. The Makers may prepay the Debt in whole or in part at any time or from time to time without penalty or premium by paying the principal amount to be prepaid together with accrued interest thereon to the date of the prepayment.

(c) No Reborrowing. Principal amounts repaid or prepaid may not be reborrowed.

2. Interest.

(a) Interest Rate. The principal amount outstanding under this Note from time to time shall bear interest at a fixed rate of six percent (6%) per annum (the “Interest Rate”), compounded daily.

(b) Interest Payment Dates. The entire principal and all accrued and unpaid interest shall be due and payable in full on the Payment Date.

(c) Default Interest. If any amount payable hereunder is not paid when due (without regard to any applicable grace period), whether at stated maturity, by acceleration, or otherwise, such overdue amount shall bear interest at the Interest Rate plus two percent (2%) (the “Default Rate”).

(d) Computation of Interest. All computations of interest hereunder shall be made on the basis of a year of 365 days, and the actual number of days elapsed. Interest shall begin to accrue on the Debt on the date of this Note. For any portion of the Debt that is repaid, interest shall not accrue on the date on which such payment is made.

3. Payment Mechanics.

(a) Manner of Payment. Payment of the entire principal and all accrued and unpaid interest thereon shall be made in United States dollars no later than 5:00 p.m. Eastern Time on the Payment Date. Such payments shall be made by cashier’s check, certified check, or wire transfer of immediately available funds to the Noteholder’s account at a bank specified by the Noteholder in writing to the Makers from time to time.

(b) Application of Payments. All payments shall be applied, first, to fees or charges outstanding under this Note, second, to accrued interest, and, third, to principal outstanding under this Note.

(c) Business Day. Whenever any payment hereunder is due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day, and interest shall be calculated to include such extension. “Business Day” means a day other than Saturday, Sunday, or other day on which commercial banks in Los Angeles, California are authorized or required by law to close.

4. Representations and Warranties. The Makers represent and warrant to the Noteholder as follows:

(a) Existence. Croxall is a natural person residing in California. Parent is a limited liability company duly formed, validly existing, and in good standing under the laws of Delaware. Merger Sub is a corporation duly incorporated, validly existing, and in good standing under the laws of Delaware. Each of the Makers has the requisite power and authority to own, lease, and operate its property, and to carry on its business.

(b) Compliance with Law. Each of the Makers is in compliance with all laws, statutes, ordinances, rules, and regulations applicable to or binding on such Maker, its property, and business.

(c) Power and Authority. Each of the Makers has the requisite legal capacity, power and authority to execute, deliver, and perform its obligations under this Note.

(d) Authorization; Execution and Delivery. The execution and delivery of this Note by the Makers and the performance of each Maker’s obligations hereunder have been duly authorized by all necessary corporate and limited liability (as applicable) action in accordance with applicable law. The Makers have duly executed and delivered this Note.

(e) Unconditional Obligation; Remedies. This Note constitutes an absolute and unconditional obligation of each of the Makers. Each Maker shall be jointly and severally liable for the obligations of the Makers under this Note and to the fullest extent permitted under applicable law waives presentment and all defenses to payment or performance. The Noteholder in its sole discretion may seek payment and performance of the obligations of the Makers and any or all related rights and remedies in whole or in part against any, some, or all of the Makers without notice to any Maker against which such payment, performance, rights or remedies is not then being sought by the Noteholder. If any amount that shall have become due and payable hereunder to the Noteholder shall not have been paid in full in cash within five (5) Business Days after becoming so due and payable, the Noteholder may at its option set off any amount then due and payable or that may thereafter become due and payable by the Noteholder to any Maker against any such unpaid amount due and payable to the Noteholder by any Maker (which right of set-off shall be in addition to all other rights and remedies available to the Noteholder under applicable law). Any right of contribution or subrogation that any Maker may have against any other Maker in relation to any payment, satisfaction or discharge (including by means of set-off) of any obligation under this Note shall be fully subordinated to all claims that the Noteholder may have hereunder against such other Maker.

5. Events of Default. The occurrence and continuance of any of the following shall constitute an “Event of Default” hereunder:

(a) Failure to Pay. The Makers fail to pay (i) any principal amount of the Debt when due; (ii) any interest on the Debt within five (5) days after the date such amount is due; or (iii) any other amount due hereunder within ten (10) days after such amount is due.

(b) Breach of Covenants, Representations and Warranties. Any Maker fails to comply with any covenant of the Makers set forth herein or any representation or warranty made by the Makers to the Noteholder was untrue or inaccurate as of the date of this Note or becomes untrue or inaccurate after the date of this Note; provided, however, no Event of Default shall be deemed to have occurred pursuant to this Section 5(b) if, within fifteen (15) days after the date on which any Maker receives notice (from any source) of such failure, untruth or inaccuracy, as applicable, Makers shall have addressed the adverse effects thereof to the reasonable satisfaction of the Noteholder.

(c) Bankruptcy; Insolvency.

(i) Any Maker institutes a voluntary case seeking relief under any law relating to bankruptcy, insolvency, reorganization, or other relief for debtors.

(ii) An involuntary case is commenced seeking the liquidation or reorganization of any Maker under any law relating to bankruptcy or insolvency, and such case is not dismissed or vacated within sixty (60) days of its filing.

(iii) Any Maker makes a general assignment for the benefit of its creditors.

(iv) Any Maker is unable, or admits in writing its inability, to pay its debts as they become due.

(v) A case is commenced against any Maker or its assets seeking attachment, execution, or similar process against all or a substantial part of its assets, and such case is not dismissed or vacated within sixty (60) days of its filing.

(d) Failure to Give Notice. The Makers fail to give notice of an Event of Default under Section 6.

6. Notice of Event of Default. As soon as possible after it becomes aware that an Event of Default has occurred, and in any event within two (2) Business Days, the Makers shall notify the Noteholder in writing of the nature and extent of such Event of Default and the action, if any, any Maker has taken or proposes to take with respect to such Event of Default.

7. Remedies. Upon the occurrence and during the continuance of an Event of Default, the Noteholder may, at its option, by written notice to the Makers declare the outstanding principal amount of the Debt, accrued and unpaid interest thereon, and all other amounts payable hereunder immediately due and payable; provided, however, if an Event of Default described in Sections 5(c)(i), 5(c)(iii), or 5(c)(iv) shall occur, the outstanding principal amount, accrued and unpaid interest, and all other amounts payable hereunder shall become immediately due and payable without notice, declaration, or other act on the part of the Noteholder.

8. Expenses. The Makers shall reimburse the Noteholder on demand for all reasonable and documented out-of-pocket costs, expenses, and fees, including the reasonable fees and expenses of counsel, incurred by the Noteholder in connection with the negotiation, documentation, and execution of this Note and the enforcement of the Noteholder’s rights hereunder.

9. Notices. All notices and other communications relating to this Note shall be in writing and shall be deemed given upon the first to occur of (x) deposit with the United States Postal Service or overnight courier service, properly addressed and postage prepaid; (y) transmittal by electronic communication (including email, internet or intranet websites, or facsimile properly addressed (with written acknowledgment from the intended recipient such as “return receipt requested” function, return e-mail, or other written acknowledgment)); or (z) actual receipt by an employee or agent of the other party. Notices hereunder shall be sent to the following addresses, or to such other address as such party may specify in writing from time to time:

(a) If to any of the Makers:

Attention: Douglas Croxall
11601 Wilshire Blvd., Suite 2240

Los Angeles, CA 90025
E-mail: doug@lvlpg.com
Telephone: (458) 212-2500

With a copy to:

Attention: Steve Weiss
10880 Wilshire Blvd., 19th Floor

Los Angeles, CA 90024
E-mail: sweiss@mrllp.com
Telephone: (310) 299-5500

(b) If to the Noteholder:

Attention: Joel Krutz
1110 NE Circle Blvd.

Corvallis, OR 97330
E-mail: joel@crownek.com
Telephone: (458) 212-2500

With a copy to:

Attention: M. Ali Panjwani
7 Times Square, 40th Floor

New York, NY 10036
E-mail: ali.panjwani@pryorcashman.com
Telephone: (212) 421-4100

and

Attention: Mark Betzen
2911 Turtle Creek Blvd., Suite 1100

Dallas, Texas 75219
E-mail: mark.betzen@EganNelson.com
Telephone: (214) 636-1258

10. Governing Law. This Note and any claim, controversy, dispute, or cause of action (whether in contract, tort, or otherwise) based on, arising out of, or relating to this Note and the transactions contemplated hereby shall be governed by and construed in accordance with the laws of the State of New York.

11. Disputes.

(a) Submission to Jurisdiction.

(i) Each Maker irrevocably and unconditionally (A) agrees that any action, suit, or proceeding arising from or relating to this Note may be brought in the courts of the State of California sitting in Los Angeles County, and in the United States District Court for the Central District of California, and (B) submits to the exclusive jurisdiction of such courts in any such action, suit, or proceeding. Final judgment against the Makers or any Maker in any such action, suit, or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(ii) Nothing in this Section 11(a) shall affect the right of the Noteholder to bring any action, suit, or proceeding relating to this Note against any Maker or any Maker’s properties in the courts of any other jurisdiction.

(iii) Nothing in this Section 11(a) shall affect the right of the Noteholder to serve process upon any Maker in any manner authorized by the laws of any such jurisdiction.

(b) Venue. Each Maker irrevocably and unconditionally waives, to the fullest extent permitted by law, (i) any objection that it may now or hereafter have to the laying of venue in any action, suit, or proceeding relating to this Note in any court referred to in Section 11(a), and (ii) the defense of inconvenient forum to the maintenance of such action, suit, or proceeding in any such court.

(c) Waiver of Jury Trial. EACH MAKER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY RELATING TO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY, WHETHER BASED ON CONTRACT, TORT, OR ANY OTHER THEORY.

12. Successors and Assigns. This Note may be assigned or transferred by the Noteholder to any individual, corporation, company, limited liability company, trust, joint venture, association, partnership, unincorporated organization, governmental authority, or other entity.

13. Integration. This Note constitutes the entire contract between the Makers and the Noteholder with respect to the subject matter hereof and supersedes all previous agreements and understandings, oral or written, with respect thereto.

14. Amendments and Waivers. No term of this Note may be waived, modified, or amended, except by an instrument in writing signed by each of the Makers and the Noteholder. Any waiver of the terms hereof shall be effective only in the specific instance and for the specific purpose given.

15. No Waiver; Cumulative Remedies. No failure by the Noteholder to exercise and no delay in exercising any right, remedy, or power hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, or power hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, or power. The rights, remedies, and powers herein provided are cumulative and not exclusive of any other rights, remedies, or powers provided by law.

16. Severability. If any term or provision of this Note is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Note or render such term or provision invalid or unenforceable in any other jurisdiction.

17. Counterparts. This Note and any amendments, waivers, consents, or supplements hereto may be executed in counterparts, each of which shall constitute an original, but all of which taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page to this Note by facsimile or in electronic (“pdf” or “tif” or any other electronic means that reproduces an image of the actual executed signature page) format shall be as effective as delivery of a manually executed counterpart of this Note.

18. Electronic Execution. The words “execution,” “signed,” “signature,” and words of similar import in this Note shall be deemed to include electronic and digital signatures and the keeping of records in electronic form, each of which shall be of the same effect, validity, and enforceability as manually executed signatures and paper-based recordkeeping systems, to the extent and as provided for under applicable law, including the Electronic Signatures in Global and National Commerce Act (15 U.S.C. §§ 7001-7031), the Uniform Electronic Transactions Act (UETA), or any state law based on the UETA, including the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301 to 309).

[signature page follows]

IN WITNESS WHEREOF, the Makers have executed this Note as of July 2, 2025.

MAKERS

CROWN EK ACQUISITION LLC

By	/s/ Douglas Croxall
	Name:	Douglas Croxall
	Title:	Manager

CROWN EK MERGER SUB CORP.

By	/s/ Douglas Croxall
	Name:	Douglas Croxall
	Title:	President and Chief Executive Officer

/s/ Douglas Croxall
Douglas Croxall